EXHIBIT 1.1

2,000,000 Shares

PRENTISS PROPERTIES TRUST

UNDERWRITING AGREEMENT

Common Shares of Beneficial Interest

-i-

PRENTISS PROPERTIES TRUST

(a Maryland real estate investment trust)

Common Shares

UNDERWRITING AGREEMENT

August 13, 2003

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 10th Floor

New York, New York 10005

Ladies and Gentlemen:

Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”), Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the “Operating Partnership”) and Prentiss Properties I, Inc., a Delaware corporation (the “General Partner,” and together with the Company and the Operating Partnership, the “Transaction Entities”) confirm their agreement with Deutsche Bank Securities Inc. (“Deutsche Bank” or the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter, of 2,000,000 shares (the “Firm Shares”) of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). In addition, the Company hereby grants the Underwriter the option to purchase from the Company up to an additional 300,000 Common Shares (the “Option Shares”) in the manner provided herein. As used herein, “Securities” shall mean the Firm Shares and the Option Shares purchased hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-49433) covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base Prospectus” shall mean the prospectus contained in the Registration Statement at the Effective Date. The term “Prospectus” means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the public offering contemplated by this Agreement, together with the Base Prospectus.

Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the Effective Date of the Registration Statement or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties. The Transaction Entities represent and warrant, jointly and severally, to the Underwriter, as of the date hereof and as of each Closing Time (as defined below) (in each case, a “Representation Date”), as follows:

(a) The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.

(b) When the Registration Statement or any amendment thereto was declared effective, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations (“Rules and Regulations”) of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented and at the Closing Time and any Option Closing Time (both as hereinafter defined), the Prospectus, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated, or to be incorporated by reference in the Prospectus complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in the Registration Statement or any amendment thereto, or the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.

(c) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise), and has all power and authority necessary to own or hold its real properties owned, directly or indirectly, by the Company or the Operating Partnership (the “Properties”), to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. None of the subsidiaries of the Company (other than the Operating Partnership, the General Partner, and Prentiss Properties Real Estate Fund I, L.P., a Delaware limited partnership (“PPREF”) (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary,” as such term is defined in Rule 405 of the Securities Act.

(d) The Company has an authorized capitalization as set forth on Schedule 1(d) hereto, and all of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof disclosed in the Prospectus. Except as disclosed in the Prospectus, no shares of beneficial interest of the Company are reserved for any purpose, and except as disclosed in the Prospectus and except for the equity interests in the Operating Partnership (“Units”), there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other securities of the Company.

(e) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise), and has all partnership power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The General Partner is the sole general partner of the Operating Partnership. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company, the General Partner and the limited partners in the Operating Partnership are as disclosed in the Prospectus.

(f) The General Partner has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise), and has all corporate power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. All of the issued and outstanding capital stock of the General Partner has been duly authorized and validly issued and is fully paid and non-assessable, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). No shares of capital stock of the General Partner are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of the General Partner, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of the General Partner.

(g) PPREF has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise), and has all partnership power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Except as disclosed in the Prospectus, all of the partnership interests of PPREF are owned directly or indirectly by the Company and the Operating Partnership, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

(h) The Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Securities in accordance herewith, the Underwriter will receive good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities other than the restrictions contained in this Agreement or otherwise disclosed in the Prospectus. The terms of the Securities conform in all material respects to all statements and descriptions related thereto disclosed in the Prospectus. The form of the certificates to be used to evidence the Securities will at each Closing Time comply with all applicable legal requirements. The issuance of the Securities is not subject to any preemptive or other similar rights.

(i) (A) This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities and (B) the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(j) The execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Transaction Entities is a party or by which any of the Transaction Entities is bound or to which any of the Properties or other assets of any of the Transaction Entities is subject, nor will such actions result in (1) any violation of the provisions of the charter, by-laws, certificate of limited partnership or agreement of limited partnership of any of the Transaction Entities, or (2) any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Transaction Entities or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as have already been obtained as may be required under the Exchange Act, the listing requirements of the New York Stock Exchange, and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby.

(k) None of the Transaction Entities nor any of the Properties has sustained, since the date of the latest audited financial statements disclosed in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or material increase in long-term debt of any of the Transaction Entities or any material adverse change in or affecting any of the Properties or the general affairs, management, financial position, stockholders’ equity or results of operations of any of the Transaction Entities, other than as set forth or contemplated in the Prospectus.

(l) The consolidated financial statements of the Company and its consolidated subsidiaries, together with the related notes and schedules, included or incorporated in the Registration Statement and the Prospectus were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly in all material respects the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared. The financial information included or incorporated in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.

(m) PricewaterhouseCoopers L.L.P., who have certified certain financial statements of the Company, whose reports are disclosed in the Prospectus and who have delivered the initial letter referred to in Section 6(d) hereof, are independent public accountants as required by the Securities Act.

(n) Each of the Company and the Operating Partnership has obtained title insurance insuring (i) good and marketable title to the Properties owned by them (other than the Properties located in Texas) and (ii) good and indefeasible title to the Properties owned by them in Texas, in each case free and clear of all liens, encumbrances, claims, security interests and defects, subject only to customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use thereof for the purposes intended therefor as contemplated by the Prospectus, on each of such Properties.

(o) Except as disclosed in the Prospectus and on Schedule 1(o) attached hereto: (A) to the knowledge of the Transaction Entities, the operations of the Company, the Operating Partnership, the General Partner, Prentiss Properties Limited, Inc., Prentiss Property Resources, Inc. and Prentiss Properties Management, L.P. (each a “Manager”), and the Properties are in compliance with all Environmental Laws (as defined below), including any release described on Schedule 1(o), and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws except where noncompliance would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise; (B) to the knowledge of the Transaction Entities, none of the Transaction Entities or any Property has caused or suffered any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law, except as would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise; (C) none of the Transaction Entities have received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property except where noncompliance would not have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise; (D) none of the Transaction Entities has actual knowledge of any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Transaction Entities has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

(p) As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the Environment or of human health from environmental effects to the extent the Company, the Operating Partnership, the General Partner, and the Properties are legally obligated to comply with such laws, ordinances, regulations, rules and orders; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

(q) Each Transaction Entity and their subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its assets and properties and as is customary for companies engaged in similar businesses in similar industries.

(r) Each Transaction Entity owns or possesses, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others (except where such conflict would not, individually or in the aggregate, have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise).

(s) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any Transaction Entity or Significant Subsidiary is a party or of which any property or assets of any Transaction Entity or Significant Subsidiary is the subject which, if determined adversely to such Transaction Entity or Significant Subsidiary, would reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as a single enterprise; and to the best knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t) There are no contracts or other documents which are required to be filed by the Exchange Act or by the rules and regulations thereunder which have not been so filed by the Company.

(u) No labor disturbance by the employees of any Transaction Entity exists or, to the knowledge of the Transaction Entities, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries considered as a single enterprise.

(v) Each Transaction Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i)

Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w) Each Transaction Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon {and all other material taxes otherwise due and payable), and no tax deficiency has been determined adversely to any Transaction Entity which has had (nor does any Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have) a material adverse effect on the financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries considered as a single enterprise.

(x) At all times since October 22, 1996, the Company, the Operating Partnership, the General Partner, and the Managers have been organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code and the proposed method of operation of the Company, the Operating Partnership, the General Partner and the Managers will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(y) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, no Transaction Entity has (i) issued or granted any securities, except for the issuance of securities under employee or trustee benefit plans and the issuance of Common Shares pursuant to the dividend reinvestment component of the Company’s Dividend Reinvestment and Share Purchase Plan or upon the exchange of Units pursuant to the Operating Partnership Agreement, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (other than regular quarterly dividends) and dividends declared and paid in accordance with the terms of any series of preferred shares or units of the Company or the Operating Partnership.

(z) Each Transaction Entity and their subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(aa) Neither the Company nor any Significant Subsidiary (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business which such violation or default, in the case of violations and defaults described in clauses (ii) and (iii), would have a material adverse effect on the earnings, assets or business affairs of the Company and its subsidiaries considered as a single enterprise.

(bb) No Transaction Entity, nor any director, trustee, officer, agent, employee or other person associated with or acting on behalf of any Transaction Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc) Neither the Transaction Entities, nor to the Transaction Entities’ knowledge, any of their affiliates, have taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Shares to facilitate the sale or resale of the Securities.

(dd) No Transaction Entity is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(ee) To the Transaction Entities’ knowledge, there are no affiliations or associations between any member of the NASD and any of the officers or trustees of the Transaction Entities, except as set forth in the Registration Statement.

(ff) Other than this Agreement and as set forth in the Prospectus under the heading “Plan of Distribution,” there are no contracts, agreements or understandings between any Transaction Entity and any person that would give rise to a valid claim against any Transaction Entity or the Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

SECTION 2. Sale and Delivery to the Underwriter; Closing.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase, at a price of $28.90 per share (which represents a 3.34% discount to the $29.90 closing price of the Common Shares on the date hereof), the Firm Shares.

(b) Payment for the Firm Shares to be sold hereunder is to be made to the Company by wire transfer in Federal (same day) funds to a bank account designated by the Company against delivery of certificates therefor to the Underwriter. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Time.”

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Time and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter, to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Time (such time and date being herein referred to as the “Option Closing Time”). If the date of exercise of the option is any time before the Closing Time, the notice of exercise shall set the Closing Time as the Option Closing Time. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Time to the Company by wire transfer in Federal (same day) funds to a bank account designated by the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

SECTION 3. Offering by the Underwriter.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

SECTION 4. Covenants of the Transaction Entities.

(a) The Transaction Entities covenant with the Underwriter as follows:

(1) The Company will (A) use its best efforts to prepare and timely file the Prospectus with the Commission under Rule 424(b) under the Securities Act containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Securities Act, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus or to any document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Securities Act and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriter.

(2) The Company will advise the Underwriter promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(3) The Company will cooperate with the Underwriter in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or trust or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to make any change in its charter or by-laws that the Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for a period of not less than one year from the date hereof for distribution of the Securities.

(4) The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.

(5) The Company will comply with the Securities Act and the rules and regulations of the Commission thereunder, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(6) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date (as defined in Rule 158(c) of the Securities Act) of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date (as defined in Rule 158(c) of the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 thereunder.

(7) No offering, sale, short sale or other disposition of any Common Shares of the Company or other securities convertible into or exchangeable or exercisable for Common Shares or derivative of Common Shares (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter. The foregoing restrictions shall not apply to issuances by the Company of Common Shares (i) pursuant to the Company’s Distribution Reinvestment and Share Purchase Plan, (ii) upon the exercise of options or warrants, in each case outstanding on the date hereof, (iii) upon the Company’s redemption of limited partnership units (“OP Units”) of the Operating Partnership, and (iv) in connection with the acquisition of real estate assets or in exchange for all or substantially all of the equity or assets of a company in connection with a merger or acquisition, nor shall they apply to the granting of options pursuant to the Company’s share option and incentive plans in effect on the date hereof.

(8) The Company will use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange.

(9) The Company has caused each executive officer and trustee of the Company to furnish to the Underwriter, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any Common Shares or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for, Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Underwriter (“Lockup Agreements”). The foregoing restrictions shall not apply to: (i) transfers or dispositions of Common Shares or other Trust securities if the transfer is by gift, will or intestacy or otherwise for estate planning purposes where the transferee executes an agreement agreeing to be bound by the provisions of the transferors lock-up agreement; and (ii) the exercise of options or warrants by such person, although the restrictions shall apply to Common Shares issued upon such exercise.

(10) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Prospectus.

(11) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the subsidiaries to register as an investment company under the 1940 Act.

(12) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

(13) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), (iv) the qualification of the Securities under state securities in accordance with the provisions of Section 4(a)(3) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with any Blue Sky survey, (v) the fees and expenses incurred with respect to the listing of the Securities, and (vi) the printing and delivery to the Underwriter of copies, and filing of, the Prospectus and any amendments or supplements thereto. The Company shall have no obligation to pay and shall, not pay any underwriting fees, discounts, commissions or transfer taxes in connection with the offer and sale of the Securities by such holder, and each of the Company, the Underwriter and any such holder shall pay the expenses of its own counsel.

SECTION 6. Conditions of Underwriter’s Obligations.

The obligations of the Underwriter are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 1 hereof or in certificates of any officer or authorized representative of the Transaction Entities delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At each Closing Time, the Underwriter shall have received the favorable opinion, dated as of each Closing Time, of (i) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, substantially in the form of Exhibit A in form and substance satisfactory to counsel for the Underwriter and (ii) Venable, Baetjer and Howard, LLP, special Maryland counsel for the Company, substantially in the form of Exhibit B, in form and substance reasonably satisfactory to the Underwriter.

(b) Opinion of Counsel for Underwriter. At each Closing Time, the Underwriter shall have received the favorable opinion, dated as of each Closing Time, of Clifford Chance US LLP, counsel for the Underwriter, substantially in the form of Exhibit D, in form and substance satisfactory to the Underwriter.

(c) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” as set forth in the AICPA’s Statement on Auditing Standards 72 to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus.

(d) Bring-down Comfort Letter. At each Closing Time, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of each Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(e) Officers Certificates. Each Transaction Entity shall have furnished to the Underwriter a certificate, dated each Closing Time, of its Chairman of the Board of Trustees, its President or a Vice President and its Chief Financial Officer stating that:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

(ii) The representations, warranties and agreements of the Transaction Entities in Section 1 are true and correct as of such Closing Time; the Transaction Entities complied with all of their agreements contained herein; and the conditions set forth in Sections 6(h) have been fulfilled;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made as and when required by such rules;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and the Prospectus, as of its date, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the date as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f) Material Change in Position of Transaction Entities. (i) None of the Transaction Entities or any Property shall have sustained, since the date of the latest audited financial statements disclosed in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of any Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders’ equity or results of operations of any Transaction Entity, otherwise than as disclosed in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable (a) to commence or continue the offering of the Shares to the public, or (b) to enforce contracts for the sale of the Shares.

(g) General Material Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States.

(h) Performance of Obligations. The Transaction Entities shall not have failed at or prior to each Closing Time to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to each Closing Time.

(i) Prospectus. The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriter as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriter may agree; and no order pursuant to applicable law suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(j) Effectiveness. The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Securities Act shall have been made within the applicable time period prescribed by, and in compliance with, the rules and regulations under the Securities Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Time which would prevent the issuance of the Securities.

(k) Listing. The Firm Shares and Option Shares, if any, have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

(l) Lockup Agreements. The Lockup Agreements are in full force and effect.

(m) Additional Documents. At each Closing Time, counsel for the Underwriter shall have been furnished with such further certificates and documents as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

SECTION 7. Indemnification

(a) The Transaction Entities agree:

(1) to jointly and severally indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Transaction Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Transaction Entities by or on behalf of the Underwriter specifically for use in the preparation thereof; and

(2) to jointly and severally reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) The Underwriter will indemnify and hold harmless the Transaction Entities, each of their trustees and directors, each of their officers who have signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Transaction Entities or any such trustee, director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Transaction Entities or any such trustee, director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Transaction Entities by the Underwriter or through the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Transaction Entities in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Transaction Entities set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Transaction Entities, their trustees, directors or officers or any persons controlling the Transaction, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Transaction Entities, or their trustees, directors or officers, or any person controlling the Transaction Entities, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

SECTION 8. Termination. This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Time or any Option Closing Time (if different from the Closing Time and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company’s Common Shares by the New York Stock Exchange, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

SECTION 9. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities.

SECTION 10. Notices, etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, 10th Floor, New York, New York 10005, Attention: Syndicate Manager, with a copy, in the case of any notice pursuant to Section 7, to Deutsche Bank Securities Inc., 60 Wall Street, 10th Floor, New York, New York 10005, Attention: General Counsel; with a copy to Kathleen L. Werner, Esq., Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166 (Fax: 212-878-8375);

(b) if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission to Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Thomas August (Fax: 214-350-2408); with a copy to Michael E. Dillard, Esq., Akin, Gump, Straus, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 (Fax: 214-969-4343).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Transaction Entities and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 7 of this Agreement shall be deemed to be for the benefit of directors, officers and trustees of the Transaction Entities and any person controlling the Transaction Entities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 12. Survival. The respective indemnities, representations, warranties and agreements of the Transaction Entities and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 13. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PRENTISS PROPERTIES TRUST

By	/s/ Michael A. Ernst
Name: Michael A. Ernst
Title: Executive Vice President and Chief Financial Officer

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

By	Prentiss Properties I, Inc., its general partner

By	/s/ Michael A. Ernst
Name: Michael A. Ernst Title: Executive Vice President and Chief Financial Officer

PRENTISS PROPERTIES I, INC.

By	/s/ Michael A. Ernst
Name: Michael A. Ernst Title: Executive Vice President and Chief Financial Officer

Accepted:

DEUTSCHE BANK SECURITIES INC.

By	/s/ Edward Carey Authorized Officer

By	/s/ John Kennedy Authorized Officer

SCHEDULE 1

Authorized
Common Shares, par value $0.01 per share	100,000,000
Preferred Shares, par value $0.01 per share	20,000,000
• Series B Junior Participating Cumulative Preferred Shares (Shareholder Rights Plan)	1,000,000
• Series B Cumulative Redeemable Perpetual Preferred Shares	1,900,000
• Series D Cumulative Convertible Redeemable Preferred Shares	3,773,585

Outstanding
Common Shares, par value $0.01 per share, including treasury shares	39,235,629
Preferred Shares, par value $0.01 per share
• Series B Junior Participating Cumulative Convertible Preferred Shares (Shareholder Rights Plan)	None
• Series B Cumulative Redeemable Perpetual Preferred Shares	None
• Series D Cumulative Convertible Redeemable Preferred Shares	3,773,585

SCHEDULE 1(o)

Environmental

•	the properties owned in the Pacific Gateway Center (the “PGC Properties”) are located in an area of heavy industrial activity and in close proximity to several environmentally impaired properties, including a federal “Superfund Site” in Torrance, California. The EPA is considering whether to add an area adjacent to the PGC Properties as an additional Superfund Site. The Company has indemnity from Dutch Shell Oil for all cleanup costs and tort litigation, which is assignable to successor without consent.

•	the identification of groundwater contamination at an undeveloped property at 1750 Webster Street, Oakland, California (Lake Merritt Parking Lots) from unknown offsite source.

•	Ongoing asbestos removal project located at the Ordway building located in Oakland, CA.

•	the identification of soil contamination at a property at 1329 Western Avenue in Baltimore, Maryland, which property was sold in spring of 2002.

Exhibit A

FORM OF COMPANY COUNSEL OPINION

Exhibit B

FORM OF MARYLAND COUNSEL OPINION